UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 31, 2017

PROVIDENT FINANCIAL SERVICES, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-31566	42-1547151
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

239 Washington Street, Jersey City, New Jersey	07302
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:     (732) 590-9200

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)    On January 31, 2017, James D. Nesci, Executive Vice President and Chief Wealth Officer of Provident Bank, President of Beacon Trust Company and a named executive officer of Provident Financial Services, Inc. (the “Company”) advised the Company that he was resigning his positions with the Company and its affiliates effective February 17, 2017 to pursue other career opportunities. Mr. Nesci’s responsibilities for the management of the Company’s wealth management business and subsidiaries will be assumed by Valerie O. Murray who currently serves as Chief Operating Officer of Beacon Trust Company. Ms. Murray joined Beacon in 2011 after a fifteen year career in wealth management at U.S. Trust.

Beacon Trust is a wholly owned subsidiary of Provident Bank, the Company’s wholly owned bank subsidiary.

Item 9.01.    Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired. Not applicable.

(b)	Pro Forma Financial Information. Not applicable.

(c)	Shell Company Transactions. Not applicable.

(d)	Exhibits. Not applicable

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PROVIDENT FINANCIAL SERVICES, INC.
DATE: February 6, 2017	By:	/s/ Christoper Martin
Christopher Martin
Chairman, President and Chief Executive Officer